Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-217399 on Form S-8 of PCSB Financial Corporation and Subsidiaries of our report dated September 13, 2018, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

Crowe LLP

New York, New York

September 13, 2018